SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported) November 18, 2003
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                          Sutter Holding Company, Inc.
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               (Exact Name of Registrant as Specified in Charter)



          Delaware                     1-15733                59-2651232
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(State or Other Jurisdiction      (Commission File          (IRS Employer
      of Incorporation)                Number)             Identification No.)



      150 Post Street, Suite 405, San Francisco, California            94108
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             (Address of Principal Executive Offices)                (Zip Code)


   Registrant's telephone number, including area code        (415) 788-1441
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                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 4.        Changes in Registrant's Certifying Accountant

On November 18, 2003, the Registrant's Board of Directors accepted the resignation of Regalia & Associates ("R&A"), as its principal independent accountants. R&A had approached members of the Board of Directors shortly after R&A had completed performing its annual audit for fiscal 2002 and, at that time, had expressed its desire to cease providing auditing services to the Registrant because R&A claims it is unable to deliver the level of services required by the Sarbanes-Oxley Act of 2002. However, R&A had agreed to remain as Registrant's independent accountant through the satisfactory review of all of the Registrant's reports on Form 10-Q for the 2003 fiscal year. As a result of R&A's notification and decision, the Registrant's Board of Directors undertook a search for a new independent accountant.

R&A's report on the Registrant's financial statements for the year ended December 31, 2002 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. During Registrant's fiscal year ended December 31, 2002, and the subsequent interim periods through September 30, 2003, there were no disagreements with R&A on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of R&A would have caused it to make reference to the subject matter of the disagreement in connection with its report on the financial statements for that period, nor have there been any reportable events as defined under Item 304(a)(1)(v) of Regulation S-K during such period.

Effective as of November 18, 2003, the Registrant's Board of Directors approved and engaged the firm of BDO Seidman, LLP ("BDO"), San Francisco, California, as independent accountants for its fiscal year ending December 31, 2003 and beyond.


ITEM 7.        Financial Statements and Exhibits

(c)      Exhibits

         (16) Letter regarding changes in certifying accountant (to be filed by amendment)


SIGNATURES

November 20, 2003                 SUTTER HOLDING COMPANY, INC.

                                  By: /s/ William G. Knuff, III
                                      -----------------------------------------
                                      William G. Knuff, III, Co-Chief Executive
                                      Officer and Chief Financial Officer